UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                     FORM 10-Q

(Mark One)
   (X)      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
            OF THE SECURITIES EXCHANGE ACT OF 1934

            For the Quarterly Period Ended June 30, 2001
                               OR
   ( )      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
            OF THE SECURITIES EXCHANGE ACT OF 1934

            For the transition period from      to

                             Commission File No. 1-8183

                              SUPREME INDUSTRIES, INC.
                (Exact name of registrant as specified in its charter)

            Delaware          	             75-1670945
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	No.)

            16441 C.R. 38, P.O. Box 237, Goshen, Indiana  46528
                     (Address of principal executive offices)

 Registrant's telephone number, including area code:  (219) 642-3070

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.
                                 Yes  X     No

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

  Common Stock ($.10 Par Value)       Outstanding at August 6, 2001
            Class A                            8,880,834
            Class B                            1,917,394

SUPREME INDUSTRIES, INC.


CONTENTS


										Page No.

PART I.   FINANCIAL INFORMATION


  Item 1.	Financial Statements:

  		Consolidated Balance Sheets                      3 & 4

  		Consolidated Statements of Income                    5

  		Consolidated Statements of Cash Flows                6

 		Notes to Consolidated Financial Statements        7, 8
                                                               & 9


  Item 2.	Management's Discussion and Analysis of
		Financial Condition and Results of Operations      9, 10
                                                                & 11



PART II.  OTHER INFORMATION


  Item 4.	Submission of Matters to a Vote of Security
		Holders                                               12

  Item 6.	Exhibits and Reports on Form 8-K                      12

		Signatures                                            13

Part I. Financial Information
Item 1. Financial Statements


Supreme Industries, Inc. and Subsidiaries
Consolidated Balance Sheets

                                            June 30,      December 31,
                                              2001            2000
                                       --------------- ---------------
Assets                                    (Unaudited)

Current assets:
     Cash and cash equivalents ........       $199,346        $184,004
     Accounts receivable, net..........     23,735,574      25,566,117
     Inventories.......................     29,338,046      31,815,470
     Deferred income taxes.............      1,315,298       1,315,298
     Other current assets..............        477,261         670,524
                                       --------------- ---------------
          Total current assets.........     55,065,525      59,551,413
                                       --------------- ---------------

 Property, plant and equipment, at cost     67,564,224      66,836,744
          Less, Accumulated
               depreciation and
               amortization.         ..     27,561,420      25,442,612
                                       --------------- ---------------
          Property, plant and
               equipment, net..........     40,002,804      41,394,132
                                       --------------- ---------------


Intangible assets, net.................      1,017,016       1,095,456
Other assets...........................        992,232         932,514
                                       --------------- ---------------

          Total assets.................    $97,077,577    $102,973,515
                                       =============== ===============

The accompanying notes are a part of the consolidated financial statements.

Supreme Industries, Inc. and Subsidiaries
Consolidated Balance Sheets, Concluded

                                             June 30,      December 31,
                                                2001            2000
                                        --------------- ---------------
Liabilities and Stockholders' Equity      (Unaudited)

Current liabilities:
     Current maturities of long-term
          debt.....        ..............     $4,610,599      $5,181,761
     Trade accounts payable..............     10,310,448       8,111,788
     Accrued income taxes................        597,949       1,148,415
     Other accrued liabilities...........      7,867,701       9,874,302
                                         --------------- ---------------
          Total current liabilities......     23,386,697      24,316,266

Long-term debt...........................     18,753,198      25,859,972
Deferred income taxes....................      1,984,466       1,984,466
                                         --------------- ---------------
          Total liabilities..............     44,124,361      52,160,704
                                         --------------- ---------------

Stockholders' equity......................    52,953,216      50,812,811
                                         --------------- ---------------

          Total liabilities and
               stockholders' equity......    $97,077,577    $102,973,515
                                         =============== ===============

The accompanying notes are a part of the consolidated financial statements.

Supreme Industries, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

                       Three Months Ended             Six Months Ended
                               June 30,                    June 30,
                    ------------------------ ---------------------------
                        2001          2000          2001          2000
                    ------------ ------------- ------------- -------------
Revenues.........  . $59,323,744   $70,567,710  $115,210,555  $144,530,105
                    ------------ ------------- ------------- -------------
Costs and expenses:
     Cost of sales    49,640,730    59,778,157    96,896,905   121,162,021
     Selling, general
       and
       administrative  6,277,124     6,365,189    12,272,622    13,368,121
     Interest.....       628,199       782,435     1,371,125     1,661,927
                     ------------- ------------- ------------ ------------
                      56,546,053    66,925,781   110,540,652   136,192,069
                     ------------- ------------- ------------ ------------
          Income
            before
            income
            taxes.     2,777,691     3,641,929     4,669,903     8,338,036

Income taxes           1,177,000     1,466,000     1,895,000     3,353,000
                     ------------- ------------- ------------ ------------
          Net income  $1,600,691    $2,175,929    $2,774,903    $4,985,036
                     ============= ============= ============ ============

Earnings per share:
          Basic             $.15          $.20          $.26          $.44
          Diluted            .15           .20           .26           .44


Shares used in the computation of earnings per share:
          Basic       10,798,796    11,156,888    10,820,063    11,228,730
          Diluted     10,867,778    11,158,489    10,876,689    11,248,964


The accompanying notes are a part of the consolidated financial statements.

Supreme Industries, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

                                               Six Months Ended
                                                    June 30,
                                       -------------------------------
                                             2001            2000
                                       --------------- ---------------
Cash flows from operating activities:
     Net income........................     $2,774,903      $4,985,036
     Adjustments to reconcile net
          income to net cash provided
          by operating activities:
               Depreciation and
                    Amortization             2,279,203       2,006,885
               Gain on disposal of
                    Equipment                  (10,367)            ---
               Changes in operating
                    assets and liabilities   3,915,319       1,638,458
                                       --------------- ---------------
          Net cash provided by
               operating activities          8,959,058       8,630,379
                                        -------------- ---------------
Cash flows from investing activities:
     Additions to property, plant
          and equipment.............          (826,264)     (5,974,145)
     Proceeds from disposal of equipment..      27,196             ---
     (Increase) decrease in other assets.      (59,718)         39,160
                                       --------------- ---------------
          Net cash used in investing
               activities........ .....       (858,786)     (5,934,985)
                                        --------------- ---------------
Cash flows from financing activities:
     Proceeds from revolving line
          of credit and other
          long-term debt.....               35,863,174      51,799,015
     Repayments of revolving line of
          Credit and other long-term
          debt.........................    (43,541,110)    (53,327,276)
     Acquisition of treasury stock.....       (406,994)     (1,210,910)
                                        --------------- ---------------
          Net cash used in financing
               activities.....              (8,084,930)      (2,739,171)
                                        --------------- ---------------
Increase (decrease) in cash and cash
     Equivalents                                15,342         (43,777)

Cash and cash equivalents, beginning
     of period                                 184,004         270,935
                                       --------------- ---------------
Cash and cash equivalents, end
     of period                                $199,346        $227,158
                                       =============== ===============


 The accompanying notes are a part of the consolidated financial statements.

SUPREME INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION AND OPINION OF MANAGEMENT

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all of the information and financial statement disclosures necessary for a fair presentation of consolidated financial position, results of operations and cash flows in conformity with generally accepted accounting principles. In the opinion of management, the information furnished herein includes all adjustments necessary to reflect a fair statement of the interim periods reported. All adjustments are of a normal and recurring nature. The December 31, 2000 consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.



NOTE B - INVENTORIES

Inventories, which are stated at the lower of cost or market with cost determined on the first-in, first-out method, consist of the following:

                                    June 30,          December 31,
                                      2001                 2000
                                  ------------        -------------
    Raw materials.................$ 18,027,495         $ 19,822,278
    Work-in-progress..............   3,448,179            5,384,975
    Finished goods................   7,862,372            6,608,217
                                  ------------         -------------
                                  $ 29,338,046         $ 31,815,470

The valuation of raw materials, work-in-progress and finished goods inventories at interim dates is based upon a gross profit percentage method and bills of materials. The Company has historically had both favorable and unfavorable quarterly adjustments resulting from periodic physical inventories. The Company is continuing to refine its costing procedures for valuation of interim inventories in an effort to minimize book to physical inventory adjustments.

NOTE C - INCOME TAXES

The effective income tax rate for the three months ended June 30, 2001 was 42.4% compared to 40.3% for the three months ended June 30, 2000. For the six months ended June 30, 2001 the effective income tax rate was 40.6% compared to 40.2% for the six months ended June 30, 2000. The changes are primarily the result of fluctuations in taxable income and varying tax rates in the states in which the Company transacts business.


NOTE D - EARNINGS PER SHARE

The number of shares used in the computation of basic and diluted earnings per share are as follows (in Thousands):


                                                 Three              Six
                                               Months Ended      Months Ended
                                                 June 30,         June 30,
                                          -----------------   ---------------
                                             2001    2000      2001     2000
 Weighted average number of shares
    outstanding (used in computation
    of basic earnings per share)            10,799  11,157     10,820  11,229

  Effect of dilutive stock options              69       1         57      20
                                            ------  ------     ------  ------
  Diluted shares outstanding (used
    in computation of diluted
    earnings per share)                     10,868  11,158     10,877  11,249
                                            ======  ======     ======  ======

NOTE E - NEW ACCOUNTING PRONOUNCEMENTS

The Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective January 1, 2001. The Company's interest rate swap agreements are derivative instruments and the changes in fair value of these financial instruments, which are accounted for as cash flow hedges, are reported in other comprehensive income. Based on the Company's derivative positions at June 30, 2001, the Company recorded a net liability of $228,000 for the fair value of its derivative portfolio with a corresponding charge to other comprehensive income.

On July 20, 2001, the Financial Accounting Standards Board issued SFAS No, 142, "Goodwill and Other Intangible Assets", which is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 primarily addresses the accounting for goodwill and other intangible assets subsequent to their acquisition. The most significant changes made by SFAS 142 are (1) goodwill and indefinite lived intangible assets will no longer be amortized, (2) goodwill will be tested for impairment at least annually at the reporting unit level, (3) other intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and (4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. Management is in the process of assessing the impact that the adoption of SFAS No. 142 will have on the Company's results of operations and financial position.



NOTE F - RECLASSIFICATIONS

Certain items in the accompanying June 30, 2000 consolidated financial statements have been reclassified to conform to the 2001 presentation. The reclassifications had no impact on stockholders' equity, net income or cash flows as previously presented.




ITEM 2.	MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.

Results of Operations

Revenues for the quarter ended June 30, 2001 decreased $11.3 million to $59.3 million from $70.6 million for the quarter ended June 30, 2000. Revenues for the six months ended June 30, 2001 decreased $29.3 million to $115.2 million from $144.5 million for the six months ended June 30, 2000. Included in revenues and cost of sales for the quarter and six months ended June 30, 2001
are purchased chassis.   Comparable amounts for the quarter and six months
ended June 30, 2000 have been reclassified to conform with this presentation. The Company's large national fleet customers accounted for approximately 56% of the decreased second quarter revenues and approximately 70% of the year-to-date decrease in revenues. Fleet orders are typically shipped during the first six months of the calendar year with 2001 being no exception. Our expectations are that overall revenues for the remainder of 2001 will be comparable to the second six months of 2000.

Gross profit as a percentage of revenues increased to 16.3% for the quarter ended June 30, 2001 compared to 15.3% for the quarter ended June 30, 2000.
This improvement was a result of lower labor costs associated with outside services. The Company typically contracts for temporary direct labor during fleet production and the lower fleet sales volume resulted in the reduced labor costs. Gross profit as a percentage of revenues was relatively unchanged for the six months ended June 30, 2001 compared to the six months ended June 30 Improved labor costs were offset by increased overhead as a percentage of revenues due to lower revenues and the fixed nature of certain overhead expenses.

Selling, general and administrative expenses as a percentage of revenues increased to 10.6% for the quarter ended June 30, 2001 from 9.0% for the quarter ended June 30, 2000. For the six months ended June 30, 2001, selling, general and administrative expenses were 10.7% of revenues compared to 9.2% for the six months ended June 30, 2000. The reduced revenues adversely impacted this area due to the fixed nature of certain selling, general and administrative expenses.

Interest expense decreased $154,236 to $628,199 for the quarter ended June 30, 2001 from $782,435 for the prior year comparable quarter. For the six months ended June 30, 2001, interest expense decreased $290,802 to $1,371,125 from $1,661,927 for the six months ended June 30 2000. The interest expense reduction reflects the debt reduction the Company has been able to achieve due to improved days sales outstanding and inventory management.

Net income for the three months ended June 30, 2001 was $1,600,691 compared to $2,175,929 for the quarter ended June 30, 2000 while for the six months ended June 30, 2001 net income was $2,774,903 compared to $4,985,036 for the six months ended June 30, 2000. Basic and diluted earnings per share were $.15 for the three months ended June 30, 2001 compared to $.20 for the prior year quarter while for the six months ended June 30, 2001 basic and diluted earnings per share were $.26 compared to $.44 for the comparable prior year period.



Liquidity and Capital Resources

Cash flows from operating activities and proceeds from the Company's revolving credit agreement were the major sources of funds for operations, capital expenditures and debt servicing during the first six months of 2001. The largest components of cash provided by operations were net income of $2.8 million, decreased inventories of $2.5 million and depreciation and amortization of $2.3 million.

The Company invested $.8 million in property, plant and equipment during the first six months of 2001 compared to $6.0 million during the first six months of 2000. This reduction reflects the Company's efforts to limit 2001 capital expenditures to no more than the estimated 2001 annual depreciation and amortization expenses of $4.0 million, assuming no plant purchases or acquisitions.

The significant financing activity which used cash was a $7.7 million reduction in long-term debt.

The Company believes that cash flows generated from operations and funds available under the Company's revolving line of credit will be sufficient to meet the Company's cash needs during 2001.



Forward-Looking Statements

This report contains forward-looking statements, other than historical facts, which reflect the view of the Company's management with respect to future events. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations reflected in such forward-looking statements are reasonable, and it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, limitations on the availability of chassis on which the Company's product is dependent, availability of raw materials and severe interest rate increases. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward -looking statements.

PART II.   OTHER INFORMATION


ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


Supreme Industries, Inc.'s annual meeting of stockholders was held on May 2, 2001. Below is a summary of matters voted upon at that meeting.

		a)	The following individuals were elected Directors by the
			holders of the Company's Class A Common Stock by a vote of 7,129,714 to 564,254 with no abstentions:

						Rick L. Horn
						Rice M. Tilley, Jr.
						H. Douglas Schrock

			The following individuals were elected Directors by the holders of the Company's Class B Common Stock by a vote of 1,917,394 to 0 with no abstentions:

						William J. Barrett
						Robert J. Campbell
						Thomas Cantwell
						Herbert M. Gardner
						Omer G. Kropf
						Robert W. Wilson

		b)	The Company's 2001 Stock Option Plan was approved by a
			vote of 7,200,428 to 2,384,101 with 26,833 abstaining.

		c)	PricewaterhouseCoopers LLP was ratified as the Company's
			independent auditors by a vote of 8,786,398 to 809,937 with 15,027 abstaining.



ITEM 6.	EXHIBITS AND REPORTS ON FORM 8-K.

		a)	Exhibits:  None

		b)	Reports on Form 8-K:  None

                                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






							SUPREME INDUSTRIES, INC.

DATE: August 6, 2001 				BY: /s/ROBERT W. WILSON
							Robert W. Wilson
							Executive Vice President,
							Treasurer, Chief Financial Officer
							and Director (Principal Financial
							and Accounting Officer)

							(Signing on behalf of the Registrant
							and as Principal Financial Officer.)